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                                                                  Exhibit 10.11

                    [LETTERHEAD OF SILICON GRAPHICS, INC.]

                                 July 8, 1997

Mr. Richard Szalwinski
Chairman and CEO
DISCREET LOGIC
5505, boul. St.-Laurent, bureau 5200
Montreal (Quebec) Canada H2T 1S6

  Re:EXTENSION OF VALUE ADDED RESELLER AGREEMENT TERMS
  AND CONDITIONS; AGREEMENT NO. 12-11-441

Dear Mr. Szalwinski:

This letter shall serve to extend discount and payment terms of the Value Added Reseller Agreement ("Agreement"), and the Amendment thereto, between Silicon Graphics, Inc. ("SGI") and Discreet Logic Inc. ("Discreet"). This extension shall be effective as of July 31, 1997 and continue until and including October 31, 1997.

All other terms and conditions in the above referenced Agreement and Amendment shall apply to purchases made by Discreet during the term of this extension.

During the term of this extension, SGI shall present to Discreet a new contract proposal for Discreet review and execution.

Please indicate your acceptance of the above referenced extension by signing where noted below. If you have any questions, please do not hesitate to contact me.

Very truly yours,
                                          Acknowledged and agreed.

/s/ Erna Arnesan

                                          By: /s/ Richard Szalwinski
Erna Arnesan
                                          Name: Richard Szalwinski
Director, Global Channel Development
                                          Title: Chairman and CEO
(415) 933-5910

cc: Tom Campbell (SGI)
                                          Date:
Jacquelyn L. Rider (SGI)